Exhibit 99.1

SCHERING-PLOUGH CORPORATION

SCHERING-PLOUGH PRESS RELEASE

THE FOLLOWING PRESS RELEASE WAS ISSUED TODAY BY CORPORATE COMMUNICATIONS:

SCHERING-PLOUGH ANNOUNCES DOLIVEUX RESIGNATION

KENILWORTH, N.J., Jan. 21, 2003 - Schering-Plough Corporation (NYSE: SGP) today reported that Roch F. Doliveux will be resigning his position as president of Schering-Plough International, effective Jan. 31, 2003, to explore new business opportunities that may allow him to be closer to his family.

"We understand his wanting to be near his family and respect his decision," said Richard Jay Kogan, president and chief executive officer. "We are all grateful to Roch for his many contributions to the success of our company."

Doliveux joined Schering-Plough in 1990 and was appointed to his current position in 2000. The company said that Thomas C. Lauda, executive vice president, Schering-Plough Pharmaceuticals, will assume Doliveux' responsibilities on an interim basis in addition to his current duties, which include global marketing and worldwide business development.

Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.